Consent of Independent Certified Public Accountants



Astea International, Inc. and Subsidaries
Horsham, Pennsylvania

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  (Nos.  333-33825,  333-34865  and  333-61981)  on Form S-8 and (Nos.
333-11949 and 333-17459) on Form S-3 of Astea International, Inc. and subsidiaries of our report dated March 4, 2002, relating to the consolidated financial statements of Astea International, Inc. and subsidaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.


BDO Seidman, LLP
Philadelphia, PA


March 29, 2002